UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 28, 2025

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Reports or Completed Interim Review.

On March 28, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of Adverum Biotechnologies, Inc. (the “Company”), following consultation with the Company’s management and independent registered public accounting firm, Ernst & Young LLP, concluded that certain of the Company’s previously issued financial statements should no longer be relied upon due to non-cash errors identified in the accounting for tenant improvement allowances associated with an operating lease and sublease related to a building in North Carolina (the “NC Premises”).

In January 2021, the Company entered into the operating lease for the NC Premises, and in October 2021, the Company entered into the sublease agreement with Jaguar Gene Therapy, LLC, who subsequently assigned the sublease to Advanced Medical Partners, LLC as the subtenant for the NC Premises, through the remainder of the lease term. While preparing the consolidated financial statements as of and for the year ended December 31, 2024, management discovered non-cash errors in the Company’s accounting for its operating lease and sublease of the NC Premises. The errors relate solely to the Company’s accounting for tenant improvement allowances provided by the landlord to the Company under its operating lease, which were subsequently conveyed from the Company to the subtenant under the sublease. The errors affect the reported amounts of non-cash assets and liabilities, and non-cash general and administrative expenses, related to the lease and sublease (the “Misstatements”).

The Misstatements relate solely to the NC Premises and require non-cash corrections to the Company’s previously issued audited consolidated financial statements as of and for the years ended December 31, 2022 and 2023, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), as well as the unaudited condensed consolidated quarterly financial information for the quarterly periods in the years ended December 31, 2023 and 2024 (collectively the “Restated Periods”), included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods within those years (“Quarterly Reports” and, together with the Annual Report, the “Affected Reports”). The Audit Committee concluded that it is appropriate to correct the Misstatements by restating the financial statements for the Restated Periods.

The Company will include the restated financial statements for the Restated Periods in its Annual Report on Form 10-K for the year ended December 31, 2024. The previously issued financial statements included in the Affected Reports should no longer be relied upon. The Company does not intend to separately amend the Affected Reports.

Management is assessing the effect of these restatements on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company expects to report at least one material weakness following completion of its analysis of the cause of the restatements. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that the Company’s disclosure controls and procedures and internal control over financial reporting are effective. As a result of the expected material weakness(es), the Company believes that its internal control over financial reporting was not effective, and its disclosure controls and procedures were not effective, for the Restated Periods.

The Company’s management and the Audit Committee have discussed the matters described in this Item 4.02 with its independent registered public accounting firm, Ernst & Young LLP.

Item 8.01	Other Events.

The subtenant, Advanced Medical Partners, LLC, and Jaguar Gene Therapy, LLC, are currently in default under the sublease for the NC Premises, and the Company remains obligated under the operating lease. Despite the Company’s obligations under the operating lease, the Company continues to expect its cash, cash equivalents and short-term investments to fund operations into the second half of 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements include, but are not limited to, those related to among others, the expected impacts of the restatements described above and the Company’s cash sufficiency and runway. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. In addition, for a further discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and its future results and financial condition, see “Risk Factors” in the Company’s periodic reports filed with the SEC. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adverum Biotechnologies, Inc.

Date: March 31, 2025	By:	/s/ Laurent Fischer
Laurent Fischer, M.D.
President and Chief Executive Officer